Exhibit 99.1

Press Release
For Immediate Release

Independent Bank Group Reports
Second Quarter Financial Results

McKINNEY, Texas, July 25, 2016 /GlobeNewswire/ -- Independent Bank Group, Inc. (NASDAQ: IBTX), the holding company for Independent Bank, today announced net income available to common shareholders of $11.8 million, or $0.64 per diluted share, for the quarter ended June 30, 2016 compared to $10.5 million, or $0.61 per diluted share, for the quarter ended June 30, 2015 and $12.4 million, or $0.67 per diluted share, for the quarter ended March 31, 2016.

Highlights

•	Core earnings were $13.8 million, or $0.74 per diluted share, compared to $12.4 million, or $0.67 per diluted share, for first quarter 2016, representing an increase of 10.5%

•	Annualized organic loan growth of 11.8% for the quarter and 13.2% year to date

•	Credit quality metrics improved to historically low levels

•	Significant paydowns in the energy portfolio reducing it to 2.9% of the total loan portfolio at quarter end

•	Completed $45 million subordinated debt offering enhancing the Company's capital position

Independent Bank Group Chairman and Chief Executive Officer David Brooks said, “This was another quarter of improved operating performance for our Company.  Continued solid loan growth and improved credit metrics drove strong core earnings. We also strengthened our capital position with our recent issuance of subordinated debt.  We believe that this quarter's results reflect our commitment to stronger earnings and enhancement of shareholder value.

Second Quarter 2016 Operating Results

Net Interest Income

•
Net interest income was $45.9 million for second quarter 2016 compared to $37.8 million for second quarter 2015 and $45.7 million for first quarter 2016. Net interest income increased compared to the linked quarter due to continued organic loan growth and despite significantly lower accretion income compared to first quarter 2016. The increase in net interest income from the previous year was primarily due to increased average loan balances resulting from organic loan growth as well as loans acquired in the Grand Bank acquisition in November 2015.

•
The yield on interest-earning assets was 4.49% for second quarter 2016 compared to 4.64% for second quarter 2015 and 4.60% for first quarter 2016. The first quarter 2016 included unusually high accretion income of $1.3 million compared to only $265 thousand during second quarter 2016. In addition during first quarter 2016, $182 thousand in interest income was recognized resulting from the payoff of a nonaccrual loan as well as the collection of a $160 thousand extension fee on an energy credit that also increased the yield compared to the second quarter. The decrease in the rate from prior year is primarily due to decreased market rates over the year and also due in part to lower accretion income on acquired loans in the second quarter 2016 compared to the same period in 2015.

•
The cost of interest bearing liabilities, including borrowings, was 0.66% for second quarter 2016 compared to 0.69% for second quarter 2015 and 0.65% for first quarter 2016. The decrease from the prior year is primarily due to the maturities of higher rate FHLB advances during 2015. The slight increase from the linked quarter is due to increased money market and CD costs.

•
The net interest margin was 3.96% for second quarter 2016 compared to 4.10% for second quarter 2015 and 4.08% for first quarter 2016. The core margin, which excludes purchased loan accretion, was 3.94% for second quarter 2016 compared to 4.04% for second quarter 2015 and 3.96% for first quarter 2016.

•
The average balance of total interest-earning assets grew by $960.8 million and totaled $4.7 billion at June 30, 2016 compared to $3.7 billion at June 30, 2015 and grew by $155.8 million compared to $4.5 billion at March 31, 2016. This increase from prior year and the linked quarter is due to organic growth while the change from prior year is also due to loans acquired in the Grand Bank acquisition.

Noninterest Income

•	Total noninterest income increased $820 thousand compared to second quarter 2015 and increased $459 thousand compared to first quarter 2016.

•
The increase from the prior year reflects an increase of $592 thousand in mortgage fee income and a $275 thousand increase in other noninterest income. The increase in mortgage fee income is due to a decrease in mortgage rates and increased home purchase activity in the Dallas and Austin markets. The increase in other noninterest income from the prior year is primarily related to an increase in earning credits on correspondent accounts.

•
The increase from the linked quarter primarily relates to an increase of $645 thousand in mortgage fee income offset by a decrease of $184 thousand in other noninterest income. The increase in mortgage fee income is explained above and the decrease in other noninterest expense is primarily due to a decrease of $291 thousand in income distributions from small business investment funds offset by an increase of $102 thousand in earning credits on correspondent accounts for the respective periods.

Noninterest Expense

•	Total noninterest expense increased $6.6 million compared to second quarter 2015 and $2.5 million compared to first quarter 2016.

•
The increase in noninterest expense compared to second quarter 2015 is due primarily to an increase of $4.9 million in salaries and benefits expense in addition to increases of $537 thousand in data processing expenses, $376 thousand in FDIC assessment, $300 thousand in professional fees and $303 thousand in other noninterest expense. Overall increases in noninterest expense from the prior year are generally due to the increase in number of employees and operating costs resulting from the Grand Bank transaction. The increase in salaries and benefits from the prior year is also due to compensation costs of approximately $2.6 million recognized during the second quarter relating to the Company's senior leadership restructure including $2 million for the former Houston Region CEO's Separation Agreement which was previously disclosed. The increase in professional fees is primarily due to increased legal fees on existing litigation inherited in the Bank of Houston transaction and legal fees related to energy loan workouts.

•
The increase from the linked quarter is primarily related to increases of $2.8 million in salaries and benefits and $317 thousand in professional fees offset by a decrease of $549 thousand in acquisition fees. Salaries and benefits increased primarily due to the executive team restructure as discussed above. Professional fees increased during second quarter 2016 primarily because legal expenses related to the energy portfolio and the existing Bank of Houston litigation. Conversion-related acquisition expenses were lower in the second quarter as most of the expenses related to the November 2015 acquisition of Grand Bank were recognized in the first quarter of 2016.

Provision for Loan Losses

•
Provision for loan loss expense was $2.1 million for the second quarter 2016, an increase of $464 thousand compared to $1.7 million for second quarter 2015 and decrease of $874 thousand compared to $3.0 million for the first quarter 2016. The provision expense for second quarter 2016 was based upon loan growth and net charge-offs for the quarter. It was lower compared to first quarter 2016 because it does not include a general provision to reflect potential risk in the energy portfolio that was made for this purpose in first quarter 2016. The provision expense is higher compared to second quarter 2015 due to higher organic loan growth experienced during second quarter 2016.

•
The allowance for loan losses was $30.9 million, or 0.73% of total loans, at June 30, 2016, compared to $21.8 million, or 0.64% of total loans at June 30, 2015, and compared to $30.0 million, or 0.73% of total loans, at March 31, 2016. The maintenance of the allowance at the same percentage of total loans compared to first quarter 2016 reflects the improved credit metrics in the energy portfolio as well as the significant reduction in the total energy portfolio. The increase in the allowance from the prior year is due to additions to general reserves for organic loan growth, specific allocations on impaired assets, as well as an increase in general reserves for the energy portfolio. As of June 30, 2016, the total energy related allowance to the total energy portfolio was 6.8%.

Income Taxes

•
Federal income tax expense of $5.9 million was recorded for the quarter ended June 30, 2016, an effective rate of 33.2%, compared to tax expense of $5.2 million and an effective rate of 33.0% for the quarter ended June 30, 2015 and tax expense of $6.2 million and an effective rate of 33.1% for the quarter ended March 31, 2016.

Second Quarter 2016 Balance Sheet Highlights:

Loans

•
Total loans held for investment were $4.251 billion at June 30, 2016 compared to $4.130 billion at March 31, 2016 and to $3.376 billion at June 30, 2015. This represented total loan growth of $121.0 million for the quarter, or 11.8% on an annualized basis. Loans have grown 13.2%, annualized, from December 31, 2015.

•
Energy outstandings at the end of second quarter were $122.1 million (2.9% of total loans) versus $185.9 million at first quarter 2016, a reduction of 34.3%. The production portfolio, consisting of working interest and royalty credits, was $108.9 million (2.6% of total loans) made up of 21 credits and 20 relationships. Oil field service related loans represented an additional $13.2 million (0.3% of loans) and consisted of 25 borrowers. As of June 30, 2016, there were four nonperforming classified energy credits with balances totaling $11.7 million and three performing classified energy credits with a balance of $20.5 million. All energy related credits continue to be closely monitored and the Company is in close contact with borrowers to maintain a real time understanding of their current financial condition.

Asset Quality

•
Total nonperforming assets decreased to $18.7 million, or 0.34% of total assets at June 30, 2016 from $32.7 million, or 0.62% of total assets at March 31, 2016 and increased slightly from $16.3 million, or 0.37% of total assets at June 30, 2015.

•
Total nonperforming loans decreased to $17.2 million, or 0.40% of total loans at June 30, 2016 compared to $29.9 million, or 0.72% of total loans at March 31, 2016 and increased from $13.3 million, or 0.40% of total loans at June 30, 2015.

•
The decrease in nonperforming assets and nonperforming loans from the linked quarter is primarily due to the pay-off of a $17.1 million energy loan participation that had been placed on nonaccrual during the first quarter 2016.

•
Charge-offs were 0.11% annualized in the second quarter 2016 compared to 0.01% annualized in the linked and prior year quarters. The increase in charge-offs for the current quarter is primarily due a $925 thousand charge-off related to the $17.1 million energy loan discussed above, which was paid off at a discount during the second quarter 2016.

Deposits and Borrowings

•	Total deposits were $4.208 billion at June 30, 2016 compared to $4.172 billion at March 31, 2016 and compared to $3.467 billion at June 30, 2015.

•
Total borrowings (other than junior subordinated debentures) were $578.2 million at June 30, 2016, an increase of $133.4 million from March 31, 2016 and an increase of $306.7 million from June 30, 2015. These changes reflect the issuance of $43.4 million, net of discount and costs, of our 5.875% subordinated debentures issued in second quarter 2016 with the remainder resulting from the use of short term FHLB advances during the applicable periods.

Capital

•
The tangible common equity to tangible assets and the Tier 1 capital to average assets ratios were 6.88% and 7.42% (estimated), respectively, at June 30, 2016 compared to 6.86% and 7.36%, respectively, at March 31, 2016 and 7.11% and 8.40%, respectively, at June 30, 2015. The total stockholders’ equity to total assets ratio was 11.56%, 11.71% and 12.79% at June 30, 2016, March 31, 2016 and June 30, 2015, respectively. Total capital to risk weighted assets was 11.35% at June 30, 2016 (estimated) compared to 10.47% at March 31, 2016 and 12.05% at June 30, 2015. The respective changes in capital ratios from the previous year and the linked quarter is primarily due to the redemption of the SBLF preferred stock in January 2016 and the issuance of $45 million subordinated debentures in June 2016.

•
Book value and tangible book value per common share were $34.08 and $19.28, respectively, at June 30, 2016 compared to $33.38 and $18.54, respectively, at March 31, 2016 and $31.30 and $17.18, respectively, at June 30, 2015.

•	Return on tangible equity (on an annualized basis) was 13.52% for the second quarter 2016 compared to 14.57% and 14.48% for the first quarter 2016 and second quarter 2015, respectively.

•
Return on average assets and return on average equity (on an annualized basis) were 0.88% and 7.60%, respectively, for second quarter 2016 compared to 0.95% and 8.10%, respectively, for first quarter 2016 and 0.99% and 7.91%, respectively, for second quarter 2015. Ratios for the second quarter 2016 were negatively impacted by $2.6 million in additional compensation costs related to the senior leadership changes during the second quarter 2016.

About Independent Bank Group

Independent Bank Group, through its wholly owned subsidiary, Independent Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group operates 42 banking offices in three market regions located in the Dallas/Fort Worth, Austin and Houston, Texas areas.

Conference Call

A conference call covering Independent Bank Group’s second quarter earnings announcement will be held on Tuesday, July 26, 2016 at 8:30 a.m. (EDT) and can be accessed by calling 1-877-303-7611 and by identifying the conference ID number 46069669. A recording of the conference call will be available from July 26, 2016 through August 2, 2016 by accessing our website, www.ibtx.com.

Forward-Looking Statements

The numbers as of and for the quarter ended June 30, 2016 are unaudited. From time to time, our comments and releases may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “forecast,” “guidance,” “intends,” “targeted,” “continue,” “remain,” “should,” “may,” “plans,” “estimates,” “will,” “will continue,” “will remain,” variations on such words or phrases, or similar references to future occurrences or events in future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Independent Bank Group or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Independent Bank Group’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Independent Bank Group’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system, whether through changes in the discount rate or money supply or otherwise; (4) changes in the level of nonperforming assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, deflation, changes in market interest rates, developments in the securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, bank holding companies, and other financial service providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings; and (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, the Annual Report on Form 10-K filed on February 25, 2016, or the Prospectus Supplement filed pursuant to Rule 424(b)(5) on June 23, 2016, under the heading “Risk Factors”, and other reports and statements filed by the Company with the SEC. Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. These measures and ratios include “core earnings”, “tangible book value”, “tangible book value per common share”, “core efficiency ratio”, “Tier 1 capital to average assets”, “Tier 1 capital to risk weighted assets”, “tangible common equity to tangible assets”, “net interest margin excluding purchase accounting accretion”, "return on tangible equity", “adjusted return on average assets” and “adjusted return on average equity” and are supplemental measures that are not required by, or are not presented in accordance with, accounting principles generally accepted in the United States. We consider the use of select non-GAAP financial measures and ratios to be useful for financial operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results. We believe that management and investors benefit from referring to these non- GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

We believe that these measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however we acknowledge that our financial measures have a number of limitations relative to GAAP financial measures. Certain non-GAAP financial measures exclude items of income, expenditures, expenses, assets, or liabilities, including provisions for loan losses and the effect of goodwill, core deposit intangibles and income from accretion on acquired loans arising from purchase accounting adjustments, that we believe cause certain aspects of our results of operations or financial condition to be not indicative of our primary operating results. All of these items significantly impact our financial statements. Additionally, the items that we exclude in our adjustments are not necessarily consistent with the items that our peers may exclude from their results of operations and key financial measures and therefore may limit the comparability of similarly named financial measures and ratios. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non- GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statements tables.

Contacts:

Analysts/Investors:

Torry Berntsen President (972) 562-9004 tberntsen@ibtx.com	Michelle Hickox Executive Vice President and Chief Financial Officer (972) 562-9004 mhickox@ibtx.com

Media:

Peggy Smolen Marketing Director (972) 562-9004 psmolen@ibtx.com

Source: Independent Bank Group, Inc.

Independent Bank Group, Inc. and Subsidiaries
Consolidated Financial Data
Three Months Ended June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015, and June 30, 2015
(Dollars in thousands, except for share data)
(Unaudited)

	As of and for the quarter ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Selected Income Statement Data
Interest income	$51,941	$51,464	$47,414	$43,130	$42,747
Interest expense	6,058	5,804	5,263	5,041	4,967
Net interest income	45,883	45,660	42,151	38,089	37,780
Provision for loan losses	2,123	2,997	1,970	3,932	1,659
Net interest income after provision for loan losses	43,760	42,663	40,181	34,157	36,121
Noninterest income	4,929	4,470	4,254	3,799	4,109
Noninterest expense	31,023	28,519	28,527	25,830	24,455
Income tax expense	5,857	6,162	5,347	3,924	5,204
Net income	11,809	12,452	10,561	8,202	10,571
Preferred stock dividends	—	8	60	60	60
Net income available to common shareholders	11,809	12,444	10,501	8,142	10,511
Core net interest income (1)	45,618	44,327	41,635	38,001	37,225
Core Pre-Tax Pre-Provision Earnings (1)	22,713	21,590	18,875	17,123	17,379
Core Earnings (1)	13,764	12,438	11,377	8,917	10,532

Per Share Data (Common Stock)
Earnings:
Basic	$0.64	$0.67	$0.58	$0.48	$0.61
Diluted	0.64	0.67	0.58	0.47	0.61
Core earnings:
Basic (1)	0.75	0.67	0.63	0.52	0.62
Diluted (1)	0.74	0.67	0.63	0.52	0.61
Dividends	0.08	0.08	0.08	0.08	0.08
Book value	34.08	33.38	32.79	31.81	31.30
Tangible book value (1)	19.28	18.54	17.85	17.72	17.18
Common shares outstanding	18,475,978	18,461,480	18,399,194	17,111,394	17,108,394
Weighted average basic shares outstanding (4)	18,469,182	18,444,284	17,965,055	17,110,090	17,111,958
Weighted average diluted shares outstanding (4)	18,547,074	18,528,031	18,047,960	17,199,281	17,198,981

Selected Period End Balance Sheet Data
Total assets	$5,446,797	$5,261,967	$5,055,000	$4,478,339	$4,375,727
Cash and cash equivalents	436,605	356,526	293,279	353,950	424,196
Securities available for sale	287,976	302,650	273,463	200,188	180,465
Loans, held for sale	13,942	8,515	12,299	6,218	7,237
Loans, held for investment	4,251,457	4,130,496	3,989,405	3,529,275	3,375,553
Allowance for loan losses	30,916	29,984	27,043	25,088	21,764
Goodwill and core deposit intangible	273,480	273,972	275,000	241,171	241,534
Other real estate owned	1,567	1,745	2,168	2,323	2,958
Noninterest-bearing deposits	1,107,620	1,070,611	1,071,656	884,272	886,087
Interest-bearing deposits	3,100,785	3,101,341	2,956,623	2,649,768	2,581,397
Borrowings (other than junior subordinated debentures)	578,169	444,745	371,283	334,485	271,504
Junior subordinated debentures	18,147	18,147	18,147	18,147	18,147
Series A Preferred Stock	—	—	23,938	23,938	23,938
Total stockholders' equity	629,628	616,258	603,371	568,257	559,447

Independent Bank Group, Inc. and Subsidiaries
Consolidated Financial Data
Three Months Ended June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015, and June 30, 2015
(Dollars in thousands, except for share data)
(Unaudited)

	As of and for the quarter ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Selected Performance Metrics
Return on average assets	0.88%	0.95%	0.86%	0.76%	0.99%
Return on average equity (2)	7.60	8.10	7.28	5.96	7.91
Return on tangible equity (2) (5)	13.52	14.57	13.37	10.75	14.48
Adjusted return on average assets (1)	1.03	0.95	0.93	0.83	0.99
Adjusted return on average equity (1) (2)	8.86	8.09	7.89	6.53	7.93
Adjusted return on tangible equity (1) (2) (5)	15.76	14.57	14.49	11.77	14.51
Net interest margin	3.96	4.08	3.96	4.08	4.10
Adjusted net interest margin (3)	3.94	3.96	3.91	4.07	4.04
Efficiency ratio	61.05	56.89	61.47	61.66	58.38
Core efficiency ratio (1)	55.05	55.68	58.75	59.25	57.81

Credit Quality Ratios
Nonperforming assets to total assets	0.34%	0.62%	0.36%	0.34%	0.37%
Nonperforming loans to total loans	0.40	0.72	0.37	0.33	0.40
Nonperforming assets to total loans and other real estate	0.44	0.79	0.45	0.43	0.48
Allowance for loan losses to non-performing loans	179.97	100.35	181.99	214.21	163.12
Allowance for loan losses to total loans	0.73	0.73	0.68	0.71	0.64
Net charge-offs to average loans outstanding (annualized)	0.11	0.01	—	0.07	0.01

Capital Ratios
Estimated common equity tier 1 capital to risk-weighted assets (1)	7.89%	7.92%	7.94%	8.26%	8.33%
Estimated tier 1 capital to average assets	7.42	7.36	8.28	8.67	8.40
Estimated tier 1 capital to risk-weighted assets (1)	8.27	8.32	8.92	9.37	9.49
Estimated total capital to risk-weighted assets	11.35	10.47	11.14	11.86	12.05
Total stockholders' equity to total assets	11.56	11.71	11.94	12.69	12.79
Tangible common equity to tangible assets (1)	6.88	6.86	6.87	7.15	7.11

(1) Non-GAAP financial measures. See reconciliation.
(2) Excludes average balance of Series A preferred stock.
(3) Excludes income recognized on acquired loans of $265, $1,333, $516, $88, and $555, respectively.
(4) Total number of shares includes participating shares (those with dividend rights).
(5) Excludes average balance of goodwill and net core deposit intangibles.

Independent Bank Group, Inc. and Subsidiaries
Consolidated Statements of Income
Three and Six Months Ended June 30, 2016 and 2015
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Interest income:
Interest and fees on loans	$50,418	$41,625	$100,328	$81,205
Interest on taxable securities	764	551	1,494	1,160
Interest on nontaxable securities	444	449	895	863
Interest on federal funds sold and other	315	122	688	255
Total interest income	51,941	42,747	103,405	83,483
Interest expense:
Interest on deposits	3,923	3,018	7,574	5,727
Interest on FHLB advances	998	718	1,999	1,470
Interest on repurchase agreements and other borrowings	987	1,096	1,990	2,165
Interest on junior subordinated debentures	150	135	299	263
Total interest expense	6,058	4,967	11,862	9,625
Net interest income	45,883	37,780	91,543	73,858
Provision for loan losses	2,123	1,659	5,120	3,329
Net interest income after provision for loan losses	43,760	36,121	86,423	70,529
Noninterest income:
Service charges on deposit accounts	1,752	1,679	3,447	3,264
Mortgage fee income	2,021	1,429	3,397	2,729
Gain on sale of other real estate	10	49	53	179
Gain on sale of securities available for sale	4	90	4	90
Gain on sale of premises and equipment	3	—	41	—
Increase in cash surrender value of BOLI	270	268	535	538
Other	869	594	1,922	1,275
Total noninterest income	4,929	4,109	9,399	8,075
Noninterest expense:
Salaries and employee benefits	19,567	14,650	36,341	29,074
Occupancy	4,041	4,027	8,081	7,937
Data processing	1,203	666	2,385	1,354
FDIC assessment	869	493	1,595	1,012
Advertising and public relations	251	253	546	599
Communications	550	554	1,085	1,093
Net other real estate owned expenses (including taxes)	2	37	35	96
Other real estate impairment	—	25	55	25
Core deposit intangible amortization	492	367	980	739
Professional fees	977	677	1,637	1,167
Acquisition expense, including legal	90	28	729	500
Other	2,981	2,678	6,073	5,245
Total noninterest expense	31,023	24,455	59,542	48,841
Income before taxes	17,666	15,775	$36,280	$29,763
Income tax expense	5,857	5,204	$12,019	$9,740
Net income	$11,809	$10,571	$24,261	$20,023

Consolidated Balance Sheets
As of June 30, 2016 and December 31, 2015
(Dollars in thousands, except share information)
(Unaudited)

	June 30,	December 31,
Assets	2016	2015
Cash and due from banks	$153,975	$129,096
Interest-bearing deposits in other banks	282,630	164,183
Cash and cash equivalents	436,605	293,279
Certificates of deposit held in other banks	12,886	61,746
Securities available for sale	287,976	273,463
Loans held for sale	13,942	12,299
Loans, net of allowance for loan losses	4,218,549	3,960,809
Premises and equipment, net	93,151	93,015
Other real estate owned	1,567	2,168
Federal Home Loan Bank (FHLB) of Dallas stock and other restricted stock	26,379	14,256
Bank-owned life insurance (BOLI)	56,396	40,861
Deferred tax asset	5,192	5,892
Goodwill	258,319	258,643
Core deposit intangible, net	15,161	16,357
Other assets	20,674	22,212
Total assets	$5,446,797	$5,055,000

Liabilities, Temporary Equity and Stockholders’ Equity
Deposits:
Noninterest-bearing	$1,107,620	$1,071,656
Interest-bearing	3,100,785	2,956,623
Total deposits	4,208,405	4,028,279
FHLB advances	470,784	288,325
Repurchase agreements	—	12,160
Other borrowings	107,335	68,295
Other borrowings, related parties	50	2,503
Junior subordinated debentures	18,147	18,147
Other liabilities	12,448	9,982
Total liabilities	4,817,169	4,427,691
Commitments and contingencies

Temporary equity: Series A preferred stock	—	23,938
Stockholders’ equity:
Common stock	185	184
Additional paid-in capital	533,369	530,107
Retained earnings	91,997	70,698
Accumulated other comprehensive income	4,077	2,382
Total stockholders’ equity	629,628	603,371
Total liabilities, temporary equity and stockholders’ equity	$5,446,797	$5,055,000

Independent Bank Group, Inc. and Subsidiaries
Consolidated Average Balance Sheet Amounts, Interest Earned and Yield Analysis
Three Months Ended June 30, 2016 and 2015
(Dollars in thousands)
(Unaudited)

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average cost of the interest bearing liabilities for the periods presented.

	Three Months Ended June 30,
	2016			2015
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
Interest-earning assets:
Loans	$4,177,451	$50,418	4.85%	$3,340,796	$41,625	5.00%
Taxable securities	233,522	764	1.32	127,891	551	1.73
Nontaxable securities	71,097	444	2.51	68,166	449	2.64
Federal funds sold and other	174,227	315	0.73	158,626	122	0.31
Total interest-earning assets	4,656,297	$51,941	4.49	3,695,479	$42,747	4.64
Noninterest-earning assets	711,638			563,855
Total assets	$5,367,935			$4,259,334
Interest-bearing liabilities:
Checking accounts	$1,770,050	$1,998	0.45%	$1,316,477	$1,432	0.44%
Savings accounts	149,349	66	0.18	142,948	67	0.19
Money market accounts	401,386	452	0.45	255,235	179	0.28
Certificates of deposit	806,403	1,407	0.70	857,438	1,340	0.63
Total deposits	3,127,188	3,923	0.50	2,572,098	3,018	0.47
FHLB advances	461,231	998	0.87	203,989	718	1.41
Other borrowings	64,497	987	6.15	76,416	1,096	5.75
Junior subordinated debentures	18,147	150	3.32	18,147	135	2.98
Total interest-bearing liabilities	3,671,063	6,058	0.66	2,870,650	4,967	0.69
Noninterest-bearing checking accounts	1,060,507			825,075
Noninterest-bearing liabilities	11,384			6,956
Stockholders’ equity	624,981			556,653
Total liabilities and equity	$5,367,935			$4,259,334
Net interest income		$45,883			$37,780
Interest rate spread			3.83%			3.95%
Net interest margin			3.96			4.10
Average interest earning assets to interest bearing liabilities			126.84			128.73

Independent Bank Group, Inc. and Subsidiaries
Consolidated Average Balance Sheet Amounts, Interest Earned and Yield Analysis
Six Months Ended June 30, 2016 and 2015
(Dollars in thousands)
(Unaudited)

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average cost of the interest bearing liabilities for the periods presented.

	Six Months Ended June 30,
	2016			2015
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
Interest-earning assets:
Loans	$4,104,386	$100,328	4.92%	$3,297,657	$81,205	4.97%
Taxable securities	221,131	1,494	1.36	130,937	1,160	1.79
Nontaxable securities	72,853	895	2.47	68,702	863	2.53
Federal funds sold and other	180,041	688	0.77	150,343	255	0.34
Total interest-earning assets	4,578,411	$103,405	4.54	3,647,639	$83,483	4.62
Noninterest-earning assets	726,698			549,604
Total assets	$5,305,109			$4,197,243
Interest-bearing liabilities:
Checking accounts	$1,681,673	$3,743	0.45%	$1,291,995	$2,790	0.44%
Savings accounts	146,832	130	0.18	143,349	132	0.19
Money market accounts	453,001	911	0.40	245,963	279	0.23
Certificates of deposit	815,878	2,790	0.69	838,212	2,526	0.61
Total deposits	3,097,384	7,574	0.49	2,519,519	5,727	0.46
FHLB advances	448,480	1,999	0.90	211,871	1,470	1.40
Other borrowings	68,397	1,990	5.85	76,683	2,165	5.69
Junior subordinated debentures	18,147	299	3.31	18,147	263	2.92
Total interest-bearing liabilities	3,632,408	11,862	0.66	2,826,220	9,625	0.69
Noninterest-bearing checking accounts	1,038,270			811,450
Noninterest-bearing liabilities	11,202			7,746
Stockholders’ equity	623,229			551,827
Total liabilities and equity	$5,305,109			$4,197,243
Net interest income		$91,543			$73,858
Interest rate spread			3.88%			3.93%
Net interest margin			4.02			4.08
Average interest earning assets to interest bearing liabilities			126.04			129.06

Independent Bank Group, Inc. and Subsidiaries
Loan Portfolio Composition
As of June 30, 2016 and December 31, 2015
(Dollars in thousands)
(Unaudited)

The following table sets forth loan totals by category as of the dates presented:
	June 30, 2016		December 31, 2015
	Amount	% of Total	Amount	% of Total
Commercial	$636,557	14.9%	$731,818	18.3%
Real estate:
Commercial real estate	2,229,913	52.3	1,949,734	48.7
Commercial construction, land and land development	444,738	10.4	419,611	10.5
Residential real estate (1)	640,187	15.0	620,289	15.5
Single-family interim construction	232,658	5.5	187,984	4.7
Agricultural	48,976	1.1	50,178	1.3
Consumer	32,233	0.8	41,966	1.0
Other	137	—	124	—
Total loans	4,265,399	100.0%	4,001,704	100.0%
Deferred loan fees	(1,992)		(1,553)
Allowance for losses	(30,916)		(27,043)
Total loans, net	$4,232,491		$3,973,108
(1) Includes loans held for sale at June 30, 2016 and December 31, 2015 of $13,942 and $12,299, respectively.

Independent Bank Group, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Three Months Ended June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015, and June 30, 2015
(Dollars in thousands, except for share data)
(Unaudited)

		For the Three Months Ended
		June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Net Interest Income - Reported	(a)	$45,883	$45,660	$42,151	$38,089	$37,780
Income recognized on acquired loans		(265)	(1,333)	(516)	(88)	(555)
Adjusted Net Interest Income	(b)	45,618	44,327	41,635	38,001	37,225
Provision Expense - Reported	(c)	2,123	2,997	1,970	3,932	1,659
Noninterest Income - Reported	(d)	4,929	4,470	4,254	3,799	4,109
Gain on sale of loans		—	—	—	(116)	—
Gain on sale of OREO and repossessed assets		(10)	(48)	(70)	(41)	(49)
Gain on sale of securities		(4)	—	(44)	—	(90)
Gain on sale of premises and equipment		(3)	(38)	(16)	374	—
Adjusted Noninterest Income	(e)	4,912	4,384	4,124	4,016	3,970
Noninterest Expense - Reported	(f)	31,023	28,519	28,527	25,830	24,455
Senior leadership restructure (6)		(2,575)	—	—	—	—
OREO Impairment		—	(55)	—	(10)	(25)
IPO related stock grant		(156)	(156)	(156)	(156)	(156)
Acquisition Expense (5)		(475)	(1,187)	(1,487)	(770)	(458)
Adjusted Noninterest Expense	(g)	27,817	27,121	26,884	24,894	23,816
Pre-Tax Pre-Provision Earnings	(a) + (d) - (f)	$19,789	$21,611	$17,878	$16,058	$17,434
Core Pre-Tax Pre-Provision Earnings	(b) + (e) - (g)	$22,713	$21,590	$18,875	$17,123	$17,379
Core Earnings (2)	(b) - (c) + (e) - (g)	$13,764	$12,438	$11,377	$8,917	$10,532
Reported Efficiency Ratio	(f) / (a + d)	61.05%	56.89%	61.47%	61.66%	58.38%
Core Efficiency Ratio	(g) / (b + e)	55.05%	55.68%	58.75%	59.25%	57.81%
Adjusted Return on Average Assets (1)		1.03%	0.95%	0.93%	0.83%	0.99%
Adjusted Return on Average Equity (1)		8.86%	8.09%	7.89%	6.53%	7.93%
Adjusted Return on Tangible Equity (1)		15.76%	14.57%	14.49%	11.77%	14.51%
Total Average Assets		$5,367,935	$5,242,289	$4,847,375	$4,270,604	$4,259,334
Total Average Stockholders' Equity (3)		$624,981	$618,059	$572,160	$541,939	$532,715
Total Average Tangible Stockholders' Equity (3) (4)		$351,263	$343,418	$311,549	$300,578	$291,166
(1) Calculated using core earnings
(2) Assumes actual effective tax rate of 33.2%, 33.1%, 32.7%, 32.4%, and 33.0%, respectively. December 31, 2015 tax rate adjusted for effect of non-deductible acquisition expenses.
(3) Excludes average balance of Series A preferred stock.
(4) Excludes average balance of goodwill and net core deposit intangibles.
(5) Acquisition expenses include $385 thousand, $548 thousand, $860 thousand, $477 thousand, and $430 thousand of compensation and bonus expenses in addition to $90 thousand, $639 thousand, $627 thousand, $293 thousand, and $28 thousand of merger-related expenses for the quarters ended June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015, and June 30, 2015 respectively.

(6) Includes $1,952 related to the former Houston Region CEO's Separation Agreement.

Independent Bank Group, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
As of June 30, 2016 and December 31, 2015
(Dollars in thousands, except per share information)
(Unaudited)

Tangible Book Value Per Common Share
	June 30,	December 31,
	2016	2015
Tangible Common Equity
Total common stockholders' equity	$629,628	$603,371
Adjustments:
Goodwill	(258,319)	(258,643)
Core deposit intangibles, net	(15,161)	(16,357)
Tangible common equity	$356,148	$328,371
Tangible assets	$5,173,317	$4,780,000
Common shares outstanding	18,475,978	18,399,194
Tangible common equity to tangible assets	6.88%	6.87%
Book value per common share	$34.08	$32.79
Tangible book value per common share	19.28	17.85

Tier 1 Common and Tier 1 Capital to Risk-Weighted Assets Ratio
	June 30,	December 31,
	2016	2015
Tier 1 Common Equity
Total common stockholders' equity - GAAP	$629,628	$603,371
Adjustments:
Unrealized gain on available-for-sale securities	(4,077)	(2,382)
Goodwill	(258,319)	(258,643)
Core deposit intangibles, net	(5,913)	(4,253)
Tier 1 common equity	$361,319	$338,093
Qualifying Restricted Core Capital Elements (junior subordinated debentures)	17,600	17,600
Series A Preferred Stock	—	23,938
Tier 1 Equity	$378,919	$379,631
Total Risk-Weighted Assets	$4,579,687	$4,256,662
Estimated tier 1 equity to risk-weighted assets ratio	8.27%	8.92%
Estimated tier 1 common equity to risk-weighted assets ratio	7.89	7.94